Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE
This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of December 9, 2015, among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and individually an “Issuer”), the Guarantors (as defined in the Indenture referred to herein), U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”)Vanguard Operating, LLC, a Delaware limited liability company (“VNR Operating”), Escambia Operating Co. LLC, a Delaware limited liability company (“Escambia Operating”), Escambia Asset Co. LLC, a Delaware limited liability company (“Escambia Asset”), Eagle Rock Upstream Development Company, Inc., a Delaware corporation (“Upstream I”), Eagle Rock Upstream Development Company II, Inc., a Delaware corporation (“Upstream II”), Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership (“Acquisition I”), Eagle Rock Acquisition Partnership II, L.P. (“Acquisition II”), Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation (“Acquisition Co”), and Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation (“Acquisition II Co” and together with VNR Operating, Escambia Operating, Escambia Asset, Upstream I, Upstream II, Acquisition I, Acquisition II and Acquisition Co., the “Guaranteeing Subsidiaries”), each a subsidiary of the Company.
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of April 4, 2012, as supplemented and amended by the First Supplemental Indenture thereto dated of even date therewith (the Base Indenture, as so supplemented and amended, the “Indenture”), providing for the issuance of 7.875% Senior Notes due 2020 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries each hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: December 9, 2015,
GUARANTEEING SUBSIDIARIES:
VANGUARD OPERATING, LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

ESCAMBIA OPERATING CO. LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

ESCAMBIA ASSET CO. LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By: Eagle Rock Upstream Development Company, Inc., its general partner

By:    /s/ Scott W. Smith
Name: Scott W. Smith
Title:    President and Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By: Eagle Rock Upstream Development Company II, Inc., its general partner

By:    /s/ Scott W. Smith
Name: Scott W. Smith
Title:    President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

ISSUERS:
VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

VNR FINANCE CORP.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President

GUARANTORS:
VANGUARD NATURAL GAS, LLC
By: VANGUARD NATURAL RESOURCES, its sole manager

By:    /s/ Scott W. Smith
Name: Scott W. Smith

[Signature Page to Second Supplemental Indenture]

Title:    President and Chief Executive Officer

VNR HOLDINGS, LLC

By:	VANGUARD NATURAL GAS, LLC, its sole manager

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:    /s/ Scott W. Smith
Name:    Scott W. Smith
Title:    President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE LLC

By:	VANGUARD OPERATING, LLC, its sole manager

By:	VANGUARD NATURAL GAS, LLC, its sole member

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Mauri J. Cowen

Name:	Mauri J. Cowen

Title:	Vice President

[Signature Page to Second Supplemental Indenture]